UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2019

GRAPHENE & SOLAR TECHNOLOGIES LIMITED

COLORADO	333-174194	27-2888719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

433 Camden Drive, Ste. 600

Beverly Hills, CA 90210

(Address of principal executive offices)

(310) 887-1477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

 On August 22, 2019, Graphene & Solar Technologies Limited (the "Company") engaged Heaton & Company, PLLC dba Pinnacle Accountancy Group of Utah (“Pinnacle”) as the Company’s new independent registered public accounting firm. During the Company’s two most recent fiscal years ended September 30, 2017 and 2018, and the subsequent interim period from October 1, 2018 through August 17, 2019, the Company, nor anyone on its behalf, did not consult with Pinnacle regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the instructions related to this item) or a reportable event (as described in paragraph 304(a)(1)(v)). The Company provided Pinnacle with the opportunity to review the disclosures required by this Item 304(a) and to provide a letter addressed to the U.S. Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304(a). Pinnacle has advised the Company that it does not intend to provide such a letter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2019	GRAPHENE & SOLAR TECHNOLOGIES LIMITED

	By:	/s/ ROGER MAY
Chief Executive Officer

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